Cash Compensation of Non-Employee Directors — Exhibit 99.2

MKS Instruments, Inc.
Director and Committee Member Compensation
Effective August 25, 2008

		Annual Retainer
		(Paid in Quarterly
		Installments)	Meeting Fee
Chairman		$67,500.00	$1,800.00

Board Member		$30,400.00	$1,900.00

Lead Director		$15,200.00

Audit Committee	Chair	$11,400.00	$1,425.00

	Member		$1,425.00

Compensation Committee	Chair	$9,500.00	$1,425.00

	Member		$1,425.00

Nominating & Corporate Governance Committee	Chair	$5,700.00	$1,425.00

	Member		$1,425.00